U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

AMENDMENT NO. 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

On4 Communications, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

44 West 44th Street New York, NY 10036 (516) 637-4061
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Matheau J. W. Stout, Esq.

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7372	98-0540536
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: December 8, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

ON4 COMMUNICATIONS, INC.

44 West 44th Street New York, NY 10036 (516) 637-4061info@on4inc.com

1,000,000,000 Shares of Common Stock at $0.00035 per Share

Minimum Investment: 10,000,000 Shares ($3,500.00)

Maximum Offering: $350,000.00

See The Offering - Page 11 and Securities Being Offered - Page 49 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 90 days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

1

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 13 THROUGH PAGE 27 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to	Proceeds to
			Company (2)	Other Persons (3)
Per Share	$0.00035	$0	$0.00035	None
Minimum Investment	$3,500.00	$0	$3,500.00	None
Maximum Offering	$350,000.00	$0	$350,000.00	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

The Company has authorized 30,000,000 shares of Class A Preferred Stock, of which 25,000,000 shares are issued to the Company’s CEO, Steve Berman. Each share of Class A Preferred Stock is entitled to 5,000 votes, giving Mr. Berman voting control of the Company. Accordingly, Mr. Berman has the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares.

2

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by On4 Communications, Inc., a Delaware Corporation ("ONCI" or the "Company"). There are 1,000,000,000 Shares being offered at a price of $0.00035 per Share with a minimum purchase of 10,000,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $500,000 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND

OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

3

 IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

4

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY, PERKS AND RISK FACTORS	5
OFFERING SUMMARY	6
PERKS	6
The Offering	6
Investment Analysis	6
RISK FACTORS	7
DILUTION	16
PLAN OF DISTRIBUTION	17
USE OF PROCEEDS TO ISSUER	19
DESCRIPTION OF BUSINESS	20
DESCRIPTION OF PROPERTY	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
Results of Operations	22
Liquidity and Capital Resources	23
Plan of Operations	23
Trend Information	23
Off-Balance Sheet Arrangements	23
Critical Accounting Policies	24
Revenue Recognition	25
Additional Company Matters	26
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	27
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	28
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	29
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	30
SECURITIES BEING OFFERED	30
DISQUALIFYING EVENTS DISCLOSURE	31
ERISA CONSIDERATIONS	31
INVESTOR ELIGIBILITY STANDARDS	32
SIGNATURES	33
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	33
SECTION F/S FINANCIAL STATEMENTS	34

5

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.00035
Minimum Investment:	$3,500.00 per investor (10,000,000 Shares of Common Stock)
Maximum Offering:	$350,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	1,000,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	6,416,459,861 Shares
Common Stock in this Offering	1,000,000,000 Shares
Stock to be outstanding after the offering (2)	7,416,459,861 Shares

(1) The Company has also authorized 30,000,000 shares of Class A Preferred Stock, of which 25,000,000 shares are issued to the Company’s CEO, Steve Berman. Each share of Class A Preferred Stock is entitled to 5,000 votes, giving Mr. Berman voting control of the Company. No Preferred Stock is being sold in this Offering. 6,416,459,861 Common Stock was Outstanding as of November 29, 2021.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company filed a prior Regulation A offering on July 7, 2021, which was qualified on August 5, 2021. The Company commenced sales of common stock in that offering on August 6, 2021. The Company sold 1,000,000,000 shares of its Common Stock in that offering, raising $500,000.00 which the Company used as working capital.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “ONCI.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance On4 Communications, Inc. will be profitable, or that management's opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

6

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

7

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes In Employment Laws Or Regulation Could Harm The Company's Performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's Bank Accounts Will Not Be Fully Insured

The Company's regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's Business Plan Is Speculative

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

8

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company's consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company's Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's consolidated financial results as well as your investment.

9

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

10

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

·                     whether the Company can obtain sufficient capital to sustain and grow its business

·                     our ability to manage the Company's growth

·                     whether the Company can manage relationships with key vendors and advertisers

·                     demand for the Company's products and services

·                     the timing and costs of new and existing marketing and promotional efforts

·                     competition

·                     the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

·                     the overall strength and stability of domestic and international economies

·                     consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Cumulative Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has a cumulative operating loss since the Company's inception of $21,344,872 as of October 31, 2021, but in recent years has generally operated at a profit. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company may continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company becomes profitable again.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

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The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

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The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

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The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

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There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “ONCI.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

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Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 1of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

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If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of October 31, 2021, the net tangible book value of the Company was a deficit of approximately $(1,903,119) based on the number of Shares of Common Stock 6,416,459,861 issued and outstanding as of that date.. As of October 31 , 2021 that equates to a net tangible book value of approximately($0.0003) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be approximately ($0.00024) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.00009 per share without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $(0.00021) per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.00035
Net Tangible Book Value per Share before Offering (based on 6,416,459,861 Common Shares at October 31, 2021)	($0.0003))
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,000,000,000 Common Shares at $0.00035 per share)	$0.00009
Net Tangible Book Value per Share after Offering (based on 7,416,459,861Shares)	($0.00021))
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.00005

*Before deduction of offering expenses

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 1,000,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis with a minimum number of 10,000,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 90 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

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After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 10,000,000 Shares of Common Stock in the principal amount of $3,500.00. All subscription checks should be sent to the following address:

On4 Communications, Inc.

44 West 44th Street New York, NY 10036

In such case, subscription checks should be made payable to On4 Communications, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

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The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $350,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $325,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	10%	25%	50%	75%	100%

Working Capital	$35,000	$87,500	$125,000	$200,0000	$250,000
Acquisition Capital			$50,000	$62,500	$100,000
TOTAL	$35,000	$87,500	$175,000	$262,500	$350,000

Substantially all of the Company’s debt is owed to Steve Berman, the Company’s CEO. Mr. Berman has confirmed that he will defer any repayment of this debt until there are additional sufficient funds to do so, excluding any proceeds from the Regulation A offering. The monies raised from the Regulation A Offering will not be used to discharge any indebtedness on the part of the company.

Working Capital: The monies will be used to create, develop, code, market, advertise and distribute new apps for the auto after-market that we have developed concepts for over the past year.

Acquisition Capital: The Company seeks to acquire other businesses, apps, or companies in emerging industries with the goal of creating value and growth for shareholders. At this time, the Company is pursuing letters of intent with various targets, but the Company does not have definitive agreements in place to acquire any specific businesses, apps or companies.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTCMarkets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

On4 Communications, Inc. (“We’ or the “Company” or “ONCI”) was originally incorporated on June 4, 2001 under the laws of the State of Delaware as Sound Revolution Inc. Our common stock is quoted on the Pink Sheets Quotation system under the symbol “ONCI.PK”.

ONCI is a holding company that seeks to acquire companies in emerging industries with the goal of creating value and growth for our shareholders. The majority of our revenue comes from sales of bSafeMobile. bSafeMobile is an app which our subsidiary, FMS Marketing, has the exclusive rights to sell in the USA, Europe and South America. We purchase bSafeMobile directly from its owner, CogoSense Technology,Inc., a Canadian company, and then sell bSafeMobile via dealer groups and various auto dealers throughout the USA, Canada, and Europe. We also sell and distribute on Amazon, Facebook and other Social Media outlets. This relationship between FMS Marketing and Cogosense has been in existence since March of 2015, and is a verbal agreement.

History

On March 12, 2009, Sound Revolution Inc. entered into a merger agreement with On4 Communications, Inc., a private Arizona company incorporated on June 5, 2006 (“On4”). On May 1, 2009 we completed the merger with On4, with Sound Revolutions Inc as the surviving entity. On October 2, 2009 the Company then changed its name to On4 Communications, Inc.

On April 29, 2010, we sold certain specific assets to On4 Communications Inc.(a private Canadian company) and to a shareholder (“On4 Canada”) pursuant to an asset purchase agreement in exchange for On4 Canada returning 2,000,000 shares of our common stock to our treasury for cancellation.

On March 16, 2011, we sold our interest in the Sound Revolution business to Empire Success, LLC in exchange for $15,000 and 6,300 shares of Empire’s common stock.

 On November 3, 2011, we entered into a binding letter of intent (“LOI”) to acquire 100% of the issued and outstanding shares of NetCents Systems Ltd. (“NetCents”), a private Alberta corporation engaged in the development and implementation of a then unique and secure electronic payment system for online merchants and consumers. The LOI provided for a period of due diligence which was intended to lead to a formal agreement whereby the Company would acquire 100% of the issued and outstanding capital of NetCents. Clayton Moore, an officer and director of our Company until March 5, 2015, and Ryan Madson, an officer of our Company until January 2, 2015, were shareholders of NetCents and Mr. Moore was the president and director of Net Cents.

On November 4, 2011, Clayton Moore was appointed as a director, president and chief executive officer of our Company, Steven Allmen was appointed a director, Ryan Madson was appointed chief operating officer, Tom Locke was appointed as a director, chief financial officer, secretary and treasurer, and John Kaczmarowski was appointed chief technical officer.

On December 15, 2011, we entered into a share exchange agreement with NetCents and the selling shareholders of NetCents (“Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, our Company and NetCents agreed to engage in a share exchange which, if completed, would result in NetCents becoming a wholly owned subsidiary of our Company. However, this transaction never in fact closed and on November 12, 2014 the Company announced that the proposed merger agreement between On4 Communications, Inc. and NetCents Systems Ltd. had been officially rescinded. Effective July 23, 2012, Tom Locke resigned as chief financial officer, secretary, treasurer and as a director of our Company.

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By March 5, 2015 there was a total change in management with the resignations of Mr. Steve Allmen, Mr. Ryan Madson and Mr. Clayton Moore, and the appointment of on March 5, 2015, of Mr. Timothy J. Owens as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director of the Company and the appointment on March 16, 2015 of Mr. Steve Dallas as the Company’s Secretary and Director. With this management change, the Company also changed its business model to finance the production, marketing and distribution of QwickMed (emergency medical kits) to non-profit organizations.

On June 4, 2015 the Company filed with the State of Delaware to increase its authorized capital to 5,030,000,000 shares, comprising 5,000,000,000 common shares of $ 0.0001 par value each and 30,000,000 preferred stock of no par value.

On September 28, 2015 the QwickMed license originally granted to the Company on March 5, 2015 was cancelled. On October 5, 2015, Timothy Owens resigned as Director, CEO, President and Treasurer and Steve Dallas resigned as Director and Secretary.

On October 9, 2015 Giorgio Johnson was appointed Director and acting CEO. The prior QwickMed business plan was abandoned and a new business plan was to be developed focused on the production of selective Apps and related platforms. However, on March 9, 2016 Giorgio Johnson resigned as an Officer and Director of the Company. The Company’s previous business plan, under Mr. Johnson’s direction, was then abandoned without additional cost to the Company.

On March 9, 2016 Mr. Steve Berman was appointed Chief Executive Officer and Director of the Company. With his appointment, the Company began to aggressively pursue other business opportunities to produce a profitable business model going forward.

On November 4, 2016 the Company acquired a 49% equity/ownership stake in Family Mobil Safety (“FMS”) Marketing, the distributor of a safe driving App. Under terms of the deal, FMS and their global distribution network of the drive safe app remains fully operational and continues as a standalone brand following the close of the acquisition. The FMS safe driving app is intended to do a number of things to keep attention on the road while you’re driving and not on your smart phone. As soon as the FMS app detects that the vehicles wheels are in motion the App will be programmed to automatically shut down all voice and social media for safe, distraction-free driving.

On December 9, 2016 the Company acquired a Forty-Nine Percent (49%) Joint-Venture equity/ownership stake in Digital Media Management & Consulting (“DMCC”) a fast-rising digital signage privately-held company headquartered in New York, NY. The DMCC platform supports advanced implementation of electronic sell-through and content advertising supported networks.

On September 1, 2017 the Company acquired, from the Company’s CEO, the remaining 51% share of the FMS Safe Driving App. business and IP. The acquisition price was $2 million, payable in cash, convertible promissory note and/or in stock. The cash portion is expected to be financed against the Company’s accounts receivable.

On September 7, 2017, the Company entered into a Settlement Agreement with Livingston Asset Management LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue certain common stock to LAM, in tranches, as necessary, in exchange for the settlement of certain past-due obligations and accounts payable of the Company acquired by LAM (the “LAM Assigned Accounts”). Such past-due obligations and accounts payable contained in the Settlement Amount covered approximately $1.6 million of the Company’s obligations, which LAM had settled with the Company’s creditors at an overall discount of approximately 45%, resulting in a net settlement of approximately $ 886,000.

On September 26, 2017, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. On4 Communications, Inc. (the “LAM Action”). The LAM Order provided for the full and final settlement of the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on September 26, 2017.

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Pursuant to the terms of the Settlement Agreement approved under the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) at a forty five percent (45%) discount. The Settlement Agreement provided that the LAM Settlement Shares could be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act. A total of 610 million common shares were issued in various tranches by the Company, which LAM realized total proceeds, net of direct selling costs, of approximately $1.61 million, at an overall average sales price of $ 0.002641 per share. LAM retained 45% of these net proceeds ($ 724,893) as its administrative, legal and handling fees, and the balance of $885,980was used in settlement with outstanding creditors participating in the program.

During the 12 months ended October 31, 2018 the Company invested a total of $1,045,000 towards the purchase price of $ 2.6 million to acquire CogoSense Technology,Inc., a Canadian company, which has developed and is selling its FleetSafer App – an enterprise software solution for smart phones and tablets that detects the driving state of an entire on-the-road vehicle fleet and automatically places those devices into “safe mode” while driving occurs, to prevent distractions. CogoSense has also developed an individual consumer version called bSafeMobile and the bFoundMobile App which is a fleet vehicle tracking system to monitor vehicle locations at any time. By October 31, 2021the Company increased its investment to a total of $1,875,000 towards the overall purchase price, which consideration includes the IP, technology assets, revenue stream and customer base of CogoSense.

On September 14, 2018 the Company announced that it has signed a letter of intent to purchase 75% of a craft Cannabis company called Sifthouse BC for a total consideration of $ 1 million contingent upon Sifthouse BC obtaining a license to distribute Cannabis related product in Canada. Sifthouse is a craft Cannabis company and a new business based in Vancouver. Their plan is to grow highly profitable, specialty blends of cannabis. Terms of financing are being worked out. The Company’s investment through October 31, 2021 is$300,000.

On February 10, 2019 the Company’s Board of Directors approved the request of Mr. Steve Berman, the Company’s CEO, to surrender, to the Company’s Treasury, 1.4 billion issued common shares, in exchange for which Mr. Berman was issued with 25,000,000 “ Series A” preferred shares. These stock transactions therefore occurred effective as of that date.

The Company’s CEO, Steve Berman cancelled all 102,061,739 shares of his Common Stock on June 14 ,2021. He owns no shares of Common Stock as of October 31, 2021.

On July 7, 2021 the Company filed a Form 1-A with the SEC to raise capital pursuant to Regulation A. The filing called for the issuance of 1,000,000,000 free trading common shares at an offering price of $ 0.0005 per share, for a gross capital raise of $500,000. The offering was reviewed and qualified by the SEC as of August 5,2021. During October, 2021 the offering was fully subscribed and the Company issued 1,000,000,000 common shares upon receipt of proceeds of $500,000 and filed Form 1-Z accordingly on October 14, 2021. On December 8, 2021 the Company filed a new Form 1-A/Regulation A to seek SEC approval to offer an additional 1,000,000,000 free trading common shares at the offering price of $0.00035 per share to raise an additional $350,000 for working capital. At the date of this filing, the SEC has not yet qualified this offering.

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Results of Operations

12 Months Ended October 31, 2021 Compared to 12 Months Ended October 31, 2020

 Revenues

For the 12 Months ended October 31, 2021 and 2020, our business had total sales of $413,500 and $2,532,560, respectively, a decrease of $2,119,060 due to the shutdown of car dealerships as a result of the damaging effects of the Covid pandemic.

Net Loss from Operations

For the 12Months ended October 31, 2021 and 2020, our business had a net loss from operations of $806 514 and $637,167 respectively, an increased loss from operations of $169,347attributable to the significant decline in sales (as explained above.) Net Loss

Management believed that because of the continuing depressed economic outlook for car sales it was prudent to establish a substantial reserve against its accounts receivable. Accordingly, during the year ended October 31,2020 a reserve of $7,315,080 was established against customer accounts receivable balances, less $ 914,385 in sales commission thereon, for a net negative impact of $6,400,695. For the year ended October 31,2021 this impairment reserve was further increased by $320,000, less $40,000 in reduction of sales commission, for a net charge of $280,000 for the year ended October 31,2021. After interest expense of $ 115,882 and $84,481 for the 12 months ended October 31, 2021 and 2020, respectively, this resulted in a net loss of $1,202,396 and $7,122,343 for the 12 months ended October 31, 2021 and 2020, respectively.

Management Compensation

For the 12 Months ended October 31, 2021 and 2020, our business had management compensation of $250,100 and $240,000, respectively.

Legal and Accounting Costs

For the 12 Months ended October 31, 2021 and 2020, our business had legal and accounting expenses of $11,870 and $57,750 , respectively.

General and Administrative Expenses

For the 12 Months ended October 31, 2021 and 2020, our business had general and administrative expenses of $183,462 and $ 203,407 , respectively.

Liquidity and Capital Resources

Net cash from (used in) operating activities for the 12 Months ended October 31, 2021 and October 31, 2020 was $(243,939) and$240,371 , respectively, net of changes in operating assets and liabilities. The reduction was related to an increase in net operating loss.

Net cash used in investing activities for the 12 Months ended October 31, 2021 andOctober 31, ,2020 was $150,00 and $425,000 , respectively.

Net cash provided in financing activities for the 12 Months ended October 31, 2021 andOctober 31 ,2020 was $$383,153 and $$240,000 , respectively. The increase was primarily due to amounts provided by Regulation A financing in 2021.

As of October 31, 2021, the Company had $83,000 in cash to fund its operations. While the Company believes its current cash balance, coupled with the collection of accounts receivable, may be sufficient to allow the Company to fund its planned operating activities for the next twelve months, the Company plans to raise additional equity capital of $350,000 through the issuance of up to 1,000,000,000 common shares through this Offering.

Year Ended October 31, 2020 Compared to Year Ended October 31, 2019

Net Revenues

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For the years ended October 31, 2020 and 2019, our business had total sales of $2,532,560 and $5,533,159, respectively. For twelve months ended October 31, 2020, revenues decreased by approximately 54% or $ 3,000,599 due to the damaging effects to the Company’s business of the Covid pandemic.

Gross Profits

For the years ended October 31, 2020 and 2019, our business had total gross profit of $340,990 and $2,886,514 respectively. For the twelve months ended October 31, 2020 gross profit decreased by $2,545,524, primarily due to the decrease in revenues (as explained above) partially offset by lower sales commission.

Management Compensation

For the years ended October 31, 2020 and 2019, our business had management compensation of $240,000 and $240,000, respectively.

Legal and Accounting Costs

For the years ended October 31, 2020 and 2019, our business had legal and accounting expenses were $57,750 and $120,905, respectively.

General and Administrative Expenses

For the years ended October 31, 2020 and 2019, our business had general and administrative expenses of $203,407 and $352,033, respectively. For the twelve months ended October 31, 2020 general and administrative expenses decreased by $ 148,626 primarily due to lower salary and travel costs.

Liquidity and Capital Resources

Net cash from operating activities for the years ended October 31, 2020, and October 31, 2019 was $ 240,371 and $261,130, respectively, net of changes in operating assets and liabilities.

Net cash used in investing activities for the years ended October 31, 2020, and October 31, 2019 was ($425,000) and ($455,000), respectively. The decrease was due to a reduction in investing activity in Cogosense Technology, Inc.

Net cash provided in financing activities for the years ended October 31, 2020, and October 31, 2019 was $ 240,000 and $ 115,000, respectively. The change was primarily due higher amounts provided by a related party..

For the year ended October 31, 2020 the Company recorded a net loss of $(7,122,343) and provided $ 240,371 of cash in operating activities. For the year ended October 31, 2019, the Company recorded net income of $1,607,675 and provided $261,130 of cash in operating activities.

As of October 31, 2020, the Company had $93,786 in cash to fund its operations.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

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Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at October 31, 2021 and October 31, 2020.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. At October 31, 2020, the Company experienced an impairment loss on its accounts receivable and established a reserve, net of sales commission, of $ 6,400,695 against the potential uncollectable accounts receivable. .

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. At October 31, 2021 and October 31 2020, all fixed assets were fully depreciated.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

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ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

Not applicable

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

On December 15,2016 LG Capital Funding, LLC(“LG”) ,one of the Company's convertible note holders, commenced an action against the Company claiming that it had been prevented from converting a remaining principal balance of $ 1,500 and accrued interest thereon of$ 1,013 into common shares of the Company at the then contracted 50% discount to market stock price. LG additionally claimed $45,239 in compensatory damages and $ 11,344 in legal fees and costs. The Company filed a motion to vacate the alleged default, which in turn was challenged by LG. A judgement in favor of LG for $ 54,543 was issued by the Eastern District Court of New York on September 25,2018. However, this order was appealed by the Company on October 12, 2018, with a further continuance to November 14,2018. The Company was granted a stay, pending the outcome of a similar case submitted to the Second Circuit of Appeals which pleads that these types of convertible debt contracts are usurious under New York law. In April 2019 the New York Court of Appeals declined to hear the question certified of it – whether loans with terms such as the Note in the Company’s case are void for being usurious.  As a result, the federal Court of Appeals lifted the stay in the matter and requested the Company’s appellate brief by May, 2019.   The Company’s brief was filed May 20, 2019.  LG Capital submitted their opposing brief August 9, 2019 and the Company’s reply brief was submitted at the end of August, 2019. In early January, 2020 the LG Capital case was submitted to a panel of three judges in the Court of Appeals for review. On March 6,2020 a Summary Order was issued by the appellant court affirming the original judgement of the District Court and declining the Company’s appeal. The Company has included in its Accounts Payable at July 31, 2021 and at October 31, 2020 the sum of $54,543 believed, by management, to be the liability payable by the Company to LG Capital pursuant to this action. However, the Company believes that LG Capital is no longer in business and that collection of this judgement is now unlikely to occur

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The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of November 29, 2021, the On4 Communications, Inc. had 5 full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of November 29, 2021 are as follows:

Steve Berman, President, CEO, Treasurer, Secretary, Director

Mr. Steve Berman is a native of New York with more than 30 years of sales success and executive leadership experience and a successful entrepreneur, having founded several companies and serving in the CEO role. He has been instrumental in capital financings for several public and private companies, including but not limited to start-ups and pre revenue businesses. Most recently, Mr. Berman co-founded 3DMC, a premier digital multimedia company, and served as CEO of Stealth Sports and Marketing, a consulting firm specializing in marketing and multimedia solutions to professional sports teams.

Prior to working with 3DMC and Stealth Sports and Marketing, Mr. Berman held the position of Senior Vice Present at YES Network, the number one regional sports network. Throughout his career, Mr. Berman has developed key relationships in the top 10 markets and was responsible for developing the adverting platform for YES, which ultimately resulted in significant sales increases for the Network.

Prior to that, Mr. Berman served as Senior Vice President of Time Warner Cable NY, where he successfully grew the company's advertising sales from$ 11 million to more than$ 100 million, and increased national sales by 200%, resulting in Time Warner Cable NY being the number one billing cable company in the U.S. In joining On4Communications, Inc. Mr. Berman's focus, subject to being successful in raising new capital, intends to be to lead several initiatives to build long-term shareholder value through the development of new sales and revenue opportunities.

Alan Bailey, CFO

From 1975 through 2009 Alan was a Senior Financial Executive with Paramount Pictures, including being its Senior Vice President and Treasurer. In this capacity, he was responsible for Paramount’s global cash and financial management, including working and closing deals with investors seeking to invest in Paramount’s motion pictures etc. as well as internal audit, disaster recovery, foreign currency management and deal and tax structuring.

Currently, Alan acts as a “virtual” CFO to a number of publicly traded companies primarily engaged in aspects of the motion picture and television industry, and he is fully familiar with SEC reporting (10K’s and 10Q’s etc), reverse mergers and acquisitions, OTC Pink Sheet alternative reporting, preparation of business plans, financial accounting and reporting, S- 1’s, Regulation D (504) and Regulation A filings, business modelling and financial budgeting. .

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 Alan is a CPA and a Fellow of the Institute of UK Chartered Accountants and is an alumni of public accounting firms Ernst & Young and Grant Thornton.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of On4 Communications, Inc. are, at present, not compensated by the Company for their roles as directors. For the two present directors, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company's discretion.

Executive Compensation

During the years ended October 31, 2021, October 31, 2021On4 Communications, Inc. paid the following annualized salaries to its executive officers:

Steve Berman, CEO	2021	$250,100
	2020	$240,000.00

Alan J. Bailey, CFO	2021	$7,500
	2020	$7,500

Employment Agreements

The Company entered into an Employment Agreement with Mr. Berman as of March 9, 2016 which provides compensation to Mr. Berman at the rate of $10,000 per month and which grants Mr. Berman the right to acquire up to 50,000,000 shares of the Company’s restricted common shares at a price of $0.0001 per share, plus the grant of 70,000,000 stock options exercisable at the rate of 2,500,000 common shares per calendar quarter over 7 years at a price equal to the lowest daily trading price in the previous quarter. Through July 31, 2017 he was also entitled to receive a profit incentive bonus by way of sales commissions equal to 25% of the value of all new executed contracts, net of any payments to outside services, derived by the Company from such new contracts. Mr. Berman voluntarily agreed to reduce his commission rate commencing August 1, 2017 to 12.5%. The Company has the right to terminate Mr. Berman’s Employment Agreement at any time upon payment of 6 months salary payable in 16 monthly installments following termination.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors. None of our directors is “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

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Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of October 31, 2021. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 7,416,459,891 Shares of Common Stock outstanding as of October 31, 2021.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Steve Berman	0 Common Shares	0 Common Shares
CEO, President, Director	25,000,000 Series A Preferred Shares (100%)	25,000,000 Series A Preferred Shares (100%)

Alan Bailey	0 Common Shares	0 Common Shares
CFO

30

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company has authorized 7,500,000,000 shares of its Common Stock. The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company’s CEO, Steve Berman cancelled all 102,061,739 shares of his Common Stock on June 14 ,2021. He owns no shares of Common Stock as of the date of this filing; however, it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management through Mr. Berman’s ownership of 25,000,000 shares of Series A Preferred stock, (each of which is entitled to 5,000 votes), the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is Three Thousand Five Hundred Dollars ($3,500.00) for the purchase of Ten Million (10,000,000) Shares (the 'Minimum Subscription').

 Three Thousand Five Hundred Dollars ($3,500.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

31

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

32

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

33

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on December 8, 2021.

On4 Communications, Inc.

By: /s/ Steve Berman

Chief Executive Officer and Director

On4 Communications, Inc.

December 8, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Alan Bailey

Chief Financial Officer

On4 Communications, Inc.

December 8, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Steve Berman

Chief Executive Officer and Director

On4 Communications, Inc.

December 8, 2021

34

ANNUAL FINANCIAL STATEMENTS

ON4 COMMUNICATIONS, INC.

for the Year Ended OCTOBER 31, 2021

INDEX

Balance Sheets as of October 31, 2021 and October 31, 2020 (unaudited)	Page F-1

Statements of Operations for the 12 Months Ended October 31, 2021

And October31, 2020 (unaudited)	Page F-2

Statement of Changes in Shareholders’ Equity (Deficit) for the Period Ended

October 31, 2021 (unaudited)	Page F-3

Statements of Cash Flows for the 12 Months Ended October 31, 2021
And October 31, 2020 (unaudited )	Page F-4

Notes to the Financial Statements (unaudited)	Pages F-5-F-9

Balance Sheets as of October 31, 2020 and October 31, 2019(unaudited)	Page F-10

Statements of Operations for the 12 Months Ended October 31, 2020
And October 31, 2019 (unaudited)	Page F-11

Statement of Changes in Shareholders’ Equity (Deficit) for the 12 Months Ended
October 31, 2020 and October 31,2019 (unaudited)	Page F-12

Statements of Cash Flows for the 12 Months Ended October 31, 2020
and October 31, 2019(unaudited )	Page F-13

Notes to the Financial Statements (unaudited)	Pages F-14-F-18

35

ON4 COMMUNICATIONS, INC.

Balance Sheets

(Unaudited)

	October 31,	October 31,
	2021	2020
ASSETS
Current assets
Cash	$83,000	$93,786
Accounts receivable, less reserves	108,536	393,550
Prepaid expense	3,500	—
	195,036	487,336

Fixed assets, net of accumulated depreciation	—	—

Other assets, at cost
Investment in Family Mobile Safety (“FMS”)	2,000,000	2,000,000
Investment in Cogosense Technology Inc.	1,875,000	1,875,000
Investment in Sifthouse BC	300,000	150,000
	4,175,000	4,025,000
Total Assets	$4,370,036	$4,512,336

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$80,633	$85,120
Accrued note interest	41,749	44,030
Notes payable	41,000	—
Convertible notes payable	209,160	125,000
	331,542	295,150
Non-current liabilities
Loans and accrued interest due related party	1,249,474	1,366,321
Other amounts due related party	4,692,139	4,445,146
	5,941,613	5,811,467
Total liabilities	6,273,155	6,106,617

Stockholders’ Deficit
Preferred stock:
30,000,000 shares authorized, no par value 25,000,000 and 30,000,000 shares issued and outstanding at October 31, 2020 and October 31,2019, respectively	$—	$—
Common stock:
5,000,000,000 shares authorized of $ 0.0001 par value each 6,416,459,861 and 4,458,216,016 issued and outstanding, at October 31, 2021 and October 31, 2020, respectively	641,646	445,822
Additional paid-in capital	18,590,107	17,892,373
Treasury stock	210,000	210,000
Accumulated deficit	(21,344,872)	(20,142,476)
	(1,903,119)	(1,594,281)
Total Liabilities and Stockholders’ Deficit	$4,370,036	$4,512,336

The accompanying notes are an integral part of these unaudited financial statements

F-1

ON4 COMMUNICATIONS, INC.

Statements of Income

(Unaudited)

	12 Months Ended
	October 31, 2021	October 31, 2020

Sales	$413,500	$2,532,560
Less: Cost of sales	(231,894)	(1,875,000)
Sales commission	(51,688)	(316,570)
Gross Margin	129,918	340,990

Operating expenses
General and administrative	183,462	203,407
Staff compensation	339,500	332,500
Marketing and promotion	151,500	144,500
Management compensation	250,100	240,000
Legal and accounting	11,870	57,750
	936,432	978,157

Operating loss	(806,514)	(637,167)

Other expense
Interest expense	(115,882)	(84,481)
Reserve against accounts receivable, less sales commissions thereon	(280,000)	(6,400,695)
	(395,882)	(6,485,176)

Net loss	$(1,202,396)	$(7,122,343)

Weighted average shares outstanding	4,943,826,175	4,360,380,087

Loss per share outstanding	($0.00024)	$(0.00163)

The accompanying notes are an integral part of these unaudited financial statements

F-2

ON4 COMMUNICATIONS, INC.

Statement of Changes In Stockholders’ Equity (Deficit)

(Unaudited)

	Preferred Stock		Common Stock		Additional			Stockholders’
	Number	Amount	Number	Amount	Paid-In Capital	Treasury Stock	Accumulated Deficit	Equity (Deficit)
Balance: Nov. 1, 2018	30,000,000	—	4,505,705,518	$450,571	$17,495,328	$70,000	$(14,627,808)	$3,388,091

12 Months Ended October 31, 2019
Stock issued to redeem convertible note and interest		—	918,170,342	91,816	227,792	—	—	319,608
Surrender of shares to Treasury	(30,000,000)	—	(1,400,000,000)	(140,000)	—	140,000	—	—
Issuance of Preferred Shares to CEO	25,000,000	—	—	—	—	—	—	—
Liabilities no longer considered by management to be enforceable	—	—	—	—	—	—	177,969	177,969
Net income for year	—	—	—	—	—	—	1,607,675	1,607,675
Balance: Oct. 31, 2019	25,000,000	—	4,023,875,860	$402,387	$17,901,089	$210,000	$(13,020,133)	$5 ,493,343

12 Months Ended October 31, 2020
Stock issued to redeem convertible note and interest		—	434,340,156	43,435	(8,716)	—	—	34,719
Net loss for year	—	—	—	—	—	—	(7,122,343)	(7,122,343)
Balance: Oct. 31, 2020	25,000,000	—	4,458,216,016	$445,822	$17,892,373	$210,000	$(20,142,476)	$(1,594,281)

12 Months Ended October 31,2021
Stock issued to redeem convertible notes and interest		—	959,305,584	95,930	287,528	—	—	383,458
Stock issued to CEO on exercise of stock options		—	101,000,000		10,100	—	—	10,100
Stock returned to Treasury by CEO for cancellation		—	(102,061,739)	(10,206)	10,206	—	—	—
Stock issued pursuant to Regulation A offering		—	1,000,000,000	100,000	400,000			500,000
Net loss for year	—	—	—	—	—	—	(1,202,396)	(1,202,396)
Balance: Oct. 31, 2021	25,000,000	—	6,416,459,861	$641,646	$18,590,107	$210,000	$(21,344,872)	$(1,903,119)

The accompanying notes are an integral part of these unaudited financial statements

F-3

ON4 COMMUNICATIONS, INC.

Statements of Cash Flows

(Unaudited)

	12 Months Ended October 31, 2021	12 Months Ended October 31, 2020
Net cash from(used in) operating activities:
Net loss for period	$(1,202,396)	$(7,122,343)

Adjustments to reconcile net income to net cash:
Compensation to CEO on the exercise of stock options	10,100	—
Reserve against accounts receivable , net of sales commission thereon	280,000	6,400,695
	290,100	6,400,695
Net changes in operating assets and liabilities
(Increase) in prepaid expense	(3,500)	—
Decrease in accounts receivable	5,014	45,771
Increase in accounts payable and accrued interest	95,252	31,295
Increase in other amounts due related party	571,591	884,953
	668,357	962,019

Net cash from (used in) operating activities	(243,939)	240,371

Net cash used in investing activities:
Increase in interest in Cogosense Technology, Inc.	—	(400,000)
Increase in interest in Sifthouse BC	(150,000)	(25,000)
	(150,000)	(425,000)
Net cash from (used in) financing activities:
Proceeds from Regulation A offering	500,000	—
(Decrease) increase in loans from related party(net)	(116,847)	240,000
	383,153	240,000
Increase(decrease) in cash	(10,786)	55,371
Cash – beginning of period	93,786	38,415
Cash – end of period	$83,000	$93,786

Supplemental information:
Transactions not involving cash flows:
Repayment of convertible notes and interest	$383,458	$34,719
(Increase) in issued common stock	(95,930)	(43,435)
(Increase)decrease in additional paid-in capital	$(287,528)	$8,716

The accompanying notes are an integral part of these unaudited financial statements

F-4

ON4 COMMUNICATIONS, INC.

 NOTES TO THE FINANCIAL STATEMENTS

For the 12 Months Ended October 31, 2021

(Unaudited)

1.	The Company’s Organization, History, and Current Operations

The Company was originally incorporated on June 4, 2001 under the laws of the State of Delaware as Sound Revolution Inc. Our common stock is quoted on the Pink Sheets Quotation system under the symbol “ONCI.PK” and on the Berlin Stock Exchange under the symbol “O4C:GR”.

On March 12, 2009, Sound Revolution Inc. entered into a merger agreement with On4 Communications, Inc., a private Arizona company incorporated on June 5, 2006 (“On4”). On May 1, 2009 we completed the merger with On4, with Sound Revolutions Inc as the surviving entity. On October 2, 2009 the Company then changed its name to On4 Communications, Inc. On April 29, 2010, we sold certain specific assets to On4 Communications Inc.(a private Canadian company) and to a shareholder (“On4 Canada”) pursuant to an asset purchase agreement in exchange for On4 Canada returning 2,000,000 shares of our common stock to our treasury for cancellation.

 On March 16, 2011, we sold our interest in the Sound Revolution business to Empire Success, LLC in exchange for $15,000 and 6,300 shares of Empire’s common stock.

On November 3, 2011, we entered into a binding letter of intent (“LOI”) to acquire 100% of the issued and outstanding shares of NetCents Systems Ltd. (“NetCents”), a private Alberta corporation engaged in the development and implementation of a then unique and secure electronic payment system for online merchants and consumers. The LOI provided for a period of due diligence which was intended to lead to a formal agreement whereby the Company would acquire 100% of the issued and outstanding capital of NetCents. On December 15, 2011, we entered into a share exchange agreement with NetCents and the selling shareholders of NetCents (“Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, our Company and NetCents agreed to engage in a share exchange which, if completed, would result in NetCents becoming a wholly owned subsidiary of our Company. However, this transaction never in fact closed and on November 12, 2014 the Company announced that the proposed merger agreement between On4 Communications, Inc. and NetCents Systems Ltd. had been officially rescinded. Effective July 23, 2012, Tom Locke resigned as chief financial officer, secretary, treasurer and as a director of our Company.

On June 4, 2015 the Company filed with the State of Delaware to increase its authorized capital to 5,030,000,000 shares, comprising 5,000,000,000 common shares of $ 0.0001 par value each and 30,000,000 preferred stock of no par value.

On March 9, 2016 Mr. Steve Berman was appointed Chief Executive Officer and Director of the Company (Mr. Berman also holds those positions today). With his appointment, the Company totally changed its previous business plan and began to aggressively pursue business opportunities to produce a profitable business model going forward.

On November 4, 2016 the Company acquired a 49% equity/ownership stake in Family Mobil Safety (“FMS”) Marketing, the distributor of a safe driving App. Under terms of the deal, FMS and their global distribution network of the drive safe app remains fully operational and continues as a standalone brand following the close of the acquisition. The FMS safe driving app is intended to do a number of things to keep attention on the road while you're driving and not on your smart phone. As soon as the FMS app detects that the vehicles wheels are in motion the App will be programmed to automatically shut down all voice and social media for safe, distraction-free driving. On December 9, 2016 the Company acquired a Forty-Nine Percent (49%) Joint-Venture equity/ownership stake in Digital Media Management & Consulting (“DMCC”) a fast-rising digital signage privately-held company headquartered in New York, NY. The DMCC platform supports advanced implementation of electronic sell-through and content advertising supported networks. On September 1, 2017 the Company acquired, from the Company’s CEO, the remaining 51% share of the FMS Safe Driving App. business and IP. The acquisition price was $2 million, payable in cash, convertible promissory note and/or in stock. The cash portion is expected to be financed against the Company’s accounts receivable.

On September 7, 2017, the Company entered into a Settlement Agreement with Livingston Asset Management LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue certain common stock to LAM, in tranches, as necessary, in exchange for the settlement of certain past-due obligations and accounts payable of the Company acquired by LAM (the “LAM Assigned Accounts”). Such past-due obligations and accounts payable contained in the Settlement Amount covered approximately $1.6 million of the Company’s obligations, which LAM had settled with the Company’s creditors at an overall discount of approximately 45%, resulting in a net settlement of approximately $ 886,000. On September 26, 2017, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. On4 Communications, Inc. (the “LAM Action”). The LAM Order provided for the full and final settlement of the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on September 26, 2017.

F-5

Pursuant to the terms of the Settlement Agreement approved under the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) at a forty five percent (45%) discount. The Settlement Agreement provided that the LAM Settlement Shares could be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act. A total of 610 million common shares were issued in various tranches by the Company, which LAM realized total proceeds, net of direct selling costs, of approximately $1.61 million, at an overall average sales price of $ 0.002641 per share. LAM retained 45% of these net proceeds ($ 724,893) as its administrative, legal and handling fees, and the balance of $885,980was used in settlement with outstanding creditors participating in the program.

During the 12 months ended October 31, 2018 the Company began to invest in CogoSense Technology,Inc., a Canadian company, which has developed and is selling an enterprise software solution for smart phones and tablets that detects the driving state of an entire on-the-road vehicle fleet and automatically places those devices into safe mode while driving occurs, to prevent distractions. CogoSense has also developed an individual consumer App. Version , which is a fleet vehicle tracking system to monitor vehicle locations at any time. The Company’s cumulative investment at October 31,2021 amounts to $1,875, 000.

On September 14 2018 the Company announced that it has signed a letter of intent to purchase 75% of a craft Cannabis company called Sifthouse BC for a total consideration of $ 1 million contingent upon Sifthouse BC obtaining a license to distribute Cannabis related product in Canada. Sifthouse is a craft Cannabis company and a new business based in Vancouver. Their plan is to grow highly profitable, specialty blends of cannabis. Terms of financing are being worked out. The Company’s investment to date is $300,000.

On July 7, 2021 the Company filed a Form 1-A with the SEC to raise capital pursuant to Regulation A. The filing called for the issuance of 1,000,000,000 free trading common shares at an offering price of $ 0.0005 per share, for a gross capital raise of $500,000. The offering was reviewed and qualified by the SEC as of August 5,2021. During October, 2021 the offering was fully subscribed and the Company issued 1,000,000,000 common shares upon receipt of proceeds of $500,000 and filed Form 1-Z accordingly on October 14, 2021. On December 8, 2021 the Company filed a new Form 1-A/Regulation A to seek SEC approval to offer an additional 1,000,000,000 free trading common shares at the offering price of $0.00035 per share to raise an additional $350,000 for working capital. At the date of this filing, the SEC has not yet qualified this offering.

2: Summary of Significant Accounting Policies

Basis of Presentation

These annual unaudited financial statements of On4 Communications, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States and contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at October 31, 2021 and at October 31,2020, and the results of its operations and cash flows for the 12 months ended October 31, 2021 and October 31,2020 respectively.

Cash

At October 31, 2021 the Company had a cash balance of $83,000 compared with a cash balance of $93,786 at October 31,2020.

Accounts Receivable

Accounts receivable arise from the Company’s sales of the safe driving Apps, less payments received to date, and supported by executed sales contracts with customers. However, management believes that because of the depressed economic situation during 2020 for car sales as a direct result of the damaging effects of Covid-19, it was prudent to establish a substantial reserve against its accounts receivable, such that the Company’s accounts receivable balances at October 31, 2021 and at October 31,2020 only represent those amounts subsequently collected and/or which management believes are collectible. Accordingly, a reserve of $ 7,315,080 was established against customer accounts receivable balances as of October 31,2020, which was further increased during the 12 months ended October 31, 2021 by a further reserve of $320,000.

Investment in Family Mobile Safety (“FMS”)

On September 1, 2017 the Company acquired, from the Company’s CEO, the remaining 51% share of the FMS Safe Driving App. business and IP. The acquisition price was $2 million, payable in cash, convertible promissory note and/or in stock. The cash portion is expected to be financed against the Company’s accounts receivable. At October 31, 2021 and October 31, 2020 the Company reflected an equal non-current liability to the Company’s CEO of $ 2 million.

F-6

Investment in CogoSense Technology, Inc.

On August 17,2017 the Company entered into an investment agreement with CogoSense Technology, Inc., a Canadian company that had developed an enterprise software solution for smart phones and tablets that detects the driving state of an entire on-the-road vehicle fleet and automatically places those devices into safe mode while driving occurs, to prevent distractions. CogoSense has also developed an individual consumer App version, which is a fleet vehicle tracking system to monitor vehicle locations at any time. Cumulatively through October 31, 2021 the Company has invested a total of $ 1,875,000.

Investment in Sifthouse BC

On September 14, 2018 the Company signed a letter of intent to purchase 75% of a craft Cannabis company called Sifthouse BC for a total consideration of $ 1 million contingent upon Sifthouse BC obtaining a license to distribute Cannabis related product in Canada. Sifthouse is a craft Cannabis company and a new business based in Vancouver. Their plan is to grow highly profitable, specialty blends of cannabis. Terms of financing are being worked out. The Company’s investment through October 31, 2021 totals $300,000.

Fixed Assets

The Company has fully depreciated its fixed assets.

Revenue Recognition

The Company recorded and supported by sales contracts, revenue totaling $413,500 for the 12 months ended October 31,2021 and $2,532,560 for the 12 months ended October 31, 2020 arising from the sale of the safe driving Apps. The revenue decline is attributable to the damaging economic effect of Covid-19 since March 2020, when auto distributors were largely required to temporarily close (or significantly reduce) their businesses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (if any) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment Reserve

Management believed that because of the continuing depressed economic outlook for car sales it was prudent to establish a substantial reserve at October 31, 2021 and at October 31, 2020 against its accounts receivable, such that the Company’s accounts receivable balances at October 31, 2021 of $ 108,536 and at October 31,2020 of $393,550 equaled only the amount of cash actually collected from customers subsequent to October 31, 2021 and October 31 2020 respectively, and/or amounts management believes are collectible. . Accordingly, a reserve of $ 7,315,080 was established against customer accounts receivable balances, less $ 914,385 in sales commission thereon, for a net negative impact on net income of $6,400,695 for the year ended October 31, 2020 and a net negative impact of $280,000 on net income for the year ended October 31, 2021.

Provision for Income Taxes

At this time, no provision for the payment of income taxes is required on the results of the Company’s operations through October 31, 2021. The Company has approximately $ 21 million of net operating losses carried forward to potentially offset taxable income in future years, which expire commencing in calendar 2026.

Current Liabilities

The Company’s liabilities at October 31, 2021 and October 31,2020 are as follows:

Accounts payable and accrued expenses totaled $80,633 and $ 85,120 at October 31, 2021 and October 31, 2020 , respectively. Accrued interest expense on third party debt payable totaled $41,749 and $ 44,030 at October 31, 2021 and October 31, 2020, respectively. Notes Payable totaled $41,000 at October 31, 2020.

Convertible notes payable amounted to $209,160 and $ 125,000 at October 31, 2021 and October 31 2020 respectively. During the 12 months Ended October 31 ,2021 the Company converted Notes, plus accrued interest, totaling $383,458 in exchange for the issuance of 959,305,584 common shares.

Convertible notes payable and accrued interest thereon at October 31, 2021 are as follows:

Note Date	Noteholder	Principal	Accrued Interest	Total
10/31/2018	Brandon Berman	$46,175	$6,345	$52,520
12/27/2018	JP Carey Enterprises	15,000	6,998	21,998
3/27/2019	JP Carey Enterprises	20,000	8,541	28,541
4/16/2019	Carpathia LLC	15,000	6,184	21,184
8/6/2019	Carpathia LLC	10,000	3,570	13,570
10/1/2019	Donald Berman	45,000	4,697	49,697
3/1/2020	Donald Berman	16,985	1,419	18,404
1/8/2021	JP Carey Enterprises	25,000	2,503	27,503
1/22/2021	JP Carey Enterprises	16,000	1,492	17,492
TOTAL as of October 31, 2021		$209,160	$41,749	$250,909

F-7

Convertible Notes payable to Carpathia LLC and to J.P. Carey Enterprises, Inc., carry interest at the rate of 12% annum for the first 9 months and 18% per annum thereafter, and are convertible at a rate of 50% of the Company’s common stock based on the lowest closing bid price quoted by OTCMarkets during the 30 day trading period prior to conversion. Carpathia LLC and JP Carey Enterprises are both controlled by Joseph C. Canouse.

Convertible Notes payable to Donald Berman and Brandon Berman are convertible at a rate of 50% of the Company’s common stock based on the lowest closing bid price quoted by OTCMarkets during the 15 day trading period prior to conversion.

3.Amounts Due Related Party

The amounts due related party represent amounts due to the Company’s CEO, Steve Berman, as follows:

	At October 31, 2021	At October 31, 2020
5% loans to the Company	$1,114,983	$1,246,473
Accrued interest thereon	134,491	119,848
	$1,249,474	$1,366,321
Other amounts due related party:
Accrued but unpaid compensation	$710,763	$670,763
Unreimbursed business expenses paid by the CEO	1,053,238	857,933
Accrued but unpaid sales commissions	928,138	916,450
Consideration due to acquire 51% interest in FMS	2,000,000	2,000,000
	4,692,139	4,445,146

Total due related party	$5,941,613	$5,811,467

4. Contingent Obligations/Liabilities

(1)	The Company entered into an Employment Agreement with Mr. Berman as of March 9, 2016 which provides compensation to Mr. Berman at the rate of $10,000 per month and which grants Mr. Berman the right to acquire up to 50,000,000 of the Company’s restricted common shares at a price of $0.0001 per share, plus the grant of 70,000,000 stock options exercisable at the rate of 2,500,000 common shares per calendar quarter over 7 years at a price equal to the lowest daily trading price in the previous quarter. Through July 31,2017 he was also entitled to receive a profit incentive bonus by way of sales commissions equal to 25% of the value of all new executed contracts, net of any payments to outside services, derived by the Company from such new contracts. Mr. Berman voluntarily agreed to reduce his commission rate commencing August 1, 2017 to 12.5% and his monthly compensation rate was increased to $ 20,000. The Company has the right to terminate Mr. Berman’s Employment Agreement at any time upon payment of 6 months’ salary payable in 16 monthly installments following termination.

(2)	On December 15,2016 LG Capital Funding, LLC (one of the Company’s convertible note holders) commenced an action against the Company claiming that it had been prevented from converting a remaining principal balance of $1,500 and accrued interest thereon of $ 1,013 into common shares of the Company at the then contracted 50% discount to market stock price. A judgement in favor of LG Capital was issued by the Eastern District Court of New York on September 25, 2018. However, this order was appealed and the Company was granted a stay, pending the outcome of a similar case submitted to the Second Circuit of Appeals which pleads that these types of convertible debt contracts are usurious under New York law. In April 2019 the New York Court of Appeals declined to hear the question certified of it – whether loans with terms such as the Note in the Company’s case are void for being usurious. As a result, the federal Court of Appeals lifted the stay in our matter and requested the Company’s appellate brief by May, 2019. The Company’s brief was filed May 20, 2019. LG Capital submitted their opposing brief August 9, 2019 and the Company’s reply brief was submitted at the end of August, 2019. In early January, 2020 the LG Capital case was submitted to a panel of three judges in the Court of Appeals for review. On March 6,2020 a Summary Order was issued by the appellant court affirming the original judgement of the District Court and declining the Company’s appeal. The Company has included in its Accounts Payable at October 31 ,2021 and at October 31, 2020 the sum of $54.543 believed, by management, to be the full liability payable by the Company to LG Capital pursuant to this action.

F-8

5. Covid -19 disclosure

The coronavirus pandemic has adversely affected the Company’s business in the 12 months ended October 31, 2021 and is expected to continue to adversely affect our revenue. This impact on our operations and distribution systems may also impair our ability to raise capital. There is uncertainty around the duration and breadth of the COVID-19 pandemic and, as a result, uncertainty on the ultimate impact on our business. Such impact on the Company’s financial condition and operating results cannot be reasonably estimated at this time, since the extent of such impact is dependent on future developments, which are highly uncertain and cannot be predicted.

6. Going Concern

The accompanying unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. As of October 31, 2021, the Company has a working capital deficiency of $136,506, an accumulated deficit of $21,344,872 and has a stockholder’s deficit of $1,903,119 and its operations continue to be funded primarily from sales of its stock, the issuance of convertible debentures and short-term loans. During the year ended October 31, 2021and October 31, 2020 the Company had a net operating loss of $806,514 and a net operating loss of $637,167, respectively, and net cash used in operations for the year ended October 31, 2021 of $ 243,939. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance of this report. The ability of the Company to continue as a going concern is dependent on the Company’s ability to obtain the necessary financing through the issuance of convertible notes and/or equity instruments , and the Company’s ability to obtain substantial sales contracts for its product, Management is actively working to obtain such substantial sales contracts, but there is no guarantee that the Company will be successful in its efforts. These unaudited consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to continue to raise financing through equity sales and the issuance of convertible notes, and to continue to expand its revenue from potential international sales of its products.

F-9

ON4 COMMUNICATIONS, INC.

Balance Sheets

(Unaudited)

	October 31,	October 31,
	2020	2019
ASSETS
Current assets
Cash	$93,786	$38,415
Accounts receivable, less reserves	393,550	7,754,401
	487,336	7,782,816

Fixed assets, net of accumulated depreciation	—	—
Other assets, at cost
Investment in Family Mobile Safety (“FMS”)	2,000,000	2,000,000
Investment in Cogosense Technology Inc.	1,875,000	1,475,000
Investment in Sifthouse BC	150,000	125,000
	4,025,000	3,600,000

Total Assets	$4,512,336	$11,392,816

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$85,120	$81,559
Accrued note interest	44,030	23,015
Notes payable	41,000	41,000
Convertible notes payable	125,000	153,000
	295,150	298,574
Non-current liabilities
Loans and accrued interest due related party	1,366,321	1,069,574
Other amounts due related party	4,445,146	4,531,325
	5,811,467	5,600,899
Total liabilities	6,106,617	5,899,473

Stockholders’ Equity (Deficit)
Preferred stock:
30,000,000 shares authorized, no par value 25,000,000 and 30,000,000 shares issued and outstanding at October 31, 2020 and October 31,2019 respectively	$—	$—

Common stock:
5,000,000,000 shares authorized of $0.0001 par value each 4,458,216,016 and 4,023,875,860 issued and outstanding, at October 31, 2020 and October 31,2019 respectively	445,822	402,387
Additional paid-in capital	17,892,373	17,901,089
Treasury stock	210,000	210,000
Accumulated deficit	(20,142,476)	(13,020,133)
	(1,594,281)	5,493,343
Total Liabilities and Stockholders’ Equity(Deficit)	$4,512,336	$11,392,816

F-10

ON4 COMMUNICATIONS, INC.

Statements of Operations

(Unaudited)

	12 Months Ended
	October 31, 2020	October 31, 2019
Sales	$2,532,560	$5,533,159
Less: Cost of sales	(1,875,000)	(1,955,000)
Sales commission	(316,570)	(691,645)
Gross Margin	340,990	2,886,514

Operating expenses
General and administrative	203,407	352,033
Staff compensation	332,500	331,000
Marketing and promotion	144,500	148,000
Management compensation	240,000	240,000
Legal and accounting	57,750	120,905
	978,157	1,191,938

Operating income (loss)	(637,167)	1,694,576

Other
Interest expense	(84,481)	(86,901)
Reserve against accounts receivable, less sales commissions thereon	(6,400,695)	—
	(6,485,176)	(86,901)

Net income (loss)	$(7,122,343)	$1,607,675

Weighted average shares outstanding	4,360,380,087	4,280,180,839

Earnings (loss) per share outstanding	($0.00163)	$0.00038

F-11

ON4 COMMUNICATIONS, INC.

Statement of Changes In Stockholders’ Equity (Deficit)

(Unaudited)
	Preferred Stock		Common Stock		Additional	Treasury	Accumulated	Stockholders’
	Number	Amount	Number	Amount	Paid-In Capital	Stock	Deficit	Equity (Deficit)
Balance:
November 1, 2017	30,000,000	—	3,858,547,369	$385,855	$14,800,687	$70,000	$(16,246,858)	$(990,316)

12 Months ended October 31, 2018 Stock issued to financier of Section 3(a)10 deal	—	—	570,000,000	57,000	1,281,461	—	—	1,338,461

Stock issued to CEO for expense reimbursements	—	—	22,500,000	2,250	50,250	—	—	52,500

Stock issued to redeem convertible notes	—	—	54,658,149	5,466	76,862	—	—	82,328

Liabilities deemed by Management to be unenforceable	—	—	—	—	1,286,068	—	—	1,286,068

Net income for year	—	—	—	—	—	—	1,619,050	1,619,050
Balance:
October 31 2018	30,000,000	—	4,505,705,518	$450,571	$17,495,328	$70,000	$(14,627,808)	$3,388,091

12 Months Ended October 31, 2019 Stock issued to redeem convertible note and interest		—	918,170,342	91,816	227,792	—	—	319,608

Surrender of shares to Treasury	(30,000,000)	—	(1,400,000,000)	(140,000)	—	140,000	—	—

Issuance of Preferred Shares to CEO	25,000,000	—	—	—	—	—	—	—

Liabilities no longer considered by management to be enforceable	—	—	—	—	177,969	—	—	177,969

Net income for year	—	—	—	—	—	—	1,607,675	1,607,675
Balance:
October 31, 2019	25,000,000	—	4,023,875,860	$402,387	$17,901,089	210,000	$(13,020,133)	$5,493,343

12 Months Ended October 31, 2020 Stock issued to redeem convertible note and interest		—	434,340,156	43,435	(8,716)	—	—	34,719
Net loss for year	—	—	—	—	—	—	(7,122,343)	(7,122,343)
Balance:
October 31, 2020	25,000,000	—	4,458,215,916	$445,822	$17,892,373	$210,000	$(20,142,476)	$(1,594,281)

F-12

ON4 COMMUNICATIONS, INC.

Statements of Cash Flows

(Unaudited)

	12 Months Ended	12 Months Ended
	October 31, 2020	October 31, 2019
Net cash from operating activities:
Net income (loss) for period	$(7,122,343)	$1,607.675

Adjustments to reconcile net income to net cash:
Reserve against accounts receivable	7,315,080	—
Reduction in sales commissions thereon	(914,385)	—
	6,400,695	—
Net changes in operating assets and liabilities
Decrease (increase) in accounts receivable	45,771	(2,902,539)
Increase in accounts payable and accrued expenses	31,295	29,601
Increase in other amounts due related party	884,953	1,526,393
	7,362,714	(1,346,545)

Net cash from operating activities	240,371	261,130

Net cash used in investing activities:
Increase in interest in Cogosense Technology, Inc	(400,000)	(430,000)
Increase in interest in Sifthouse BC	(25,000)	(25,000)
	(425,000)	(455,000)
Net cash from (used in) financing activities:
Increase in loans from related party	240,000	205,000
Increase (decrease) in notes payable(net)	—	(135,000)
	240,000	115,000

Increase(decrease) in cash	55,371	(78,870)
Cash – beginning of period	38,415	117,285
Cash – end of period	$93,786	$38,415
Supplemental information:
Transactions not involving cash flows:
Repayment of convertible notes and interest	34,719	319,608
Liabilities deemed by Management as no longer enforceable	177,969
(Increase) in issued common stock	(43,435)	(91,816)
(Increase) decrease in additional paid-in capital	8,716	(405,761)
	$—	$—

F-13

ON4 COMMUNICATIONS, INC.

NOTES TO THE FINANCIAL STATEMENTS

For the 12 Months Ended October 31, 2020

(Unaudited)

1. The Company’s Organization, History, and Current Operations

The Company was originally incorporated on June 4, 2001 under the laws of the State of Delaware as Sound Revolution Inc. Our common stock is quoted on the Pink Sheets Quotation system under the symbol “ONCI.PK” and on the Berlin Stock Exchange under the symbol “O4C:GR”.

On March 12, 2009, Sound Revolution Inc. entered into a merger agreement with On4 Communications, Inc., a private Arizona company incorporated on June 5, 2006 (“On4”). On May 1, 2009 we completed the merger with On4, with Sound Revolutions Inc as the surviving entity. On October 2, 2009 the Company then changed its name to On4 Communications, Inc. On April 29, 2010, we sold certain specific assets to On4 Communications Inc.(a private Canadian company) and to a shareholder (“On4 Canada”) pursuant to an asset purchase agreement in exchange for On4 Canada returning 2,000,000 shares of our common stock to our treasury for cancellation.

On March 16, 2011, we sold our interest in the Sound Revolution business to Empire Success, LLC in exchange for $15,000 and 6,300 shares of Empire’s common stock.

On November 3, 2011, we entered into a binding letter of intent (“LOI”) to acquire 100% of the issued and outstanding shares of NetCents Systems Ltd. (“NetCents”), a private Alberta corporation engaged in the development and implementation of a then unique and secure electronic payment system for online merchants and consumers. The LOI provided for a period of due diligence which was intended to lead to a formal agreement whereby the Company would acquire 100% of the issued and outstanding capital of NetCents. On December 15, 2011, we entered into a share exchange agreement with NetCents and the selling shareholders of NetCents (“Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, our Company and NetCents agreed to engage in a share exchange which, if completed, would result in NetCents becoming a wholly owned subsidiary of our Company. However, this transaction never in fact closed and on November 12, 2014 the Company announced that the proposed merger agreement between On4 Communications, Inc. and NetCents Systems Ltd. had been officially rescinded. Effective July 23, 2012, Tom Locke resigned as chief financial officer, secretary, treasurer and as a director of our Company.

On June 4, 2015 the Company filed with the State of Delaware to increase its authorized capital to 5,030,000,000 shares, comprising 5,000,000,000 common shares of $ 0.0001 par value each and 30,000,000 preferred stock of no par value.

On March 9, 2016 Mr. Steve Berman was appointed Chief Executive Officer and Director of the Company (Mr. Berman also holds those positions today). With his appointment, the Company totally changed its previous business plan and began to aggressively pursue business opportunities to produce a profitable business model going forward.

On November 4, 2016 the Company acquired a 49% equity/ownership stake in Family Mobil Safety (“FMS”) Marketing, the distributor of a safe driving App. Under terms of the deal, FMS and their global distribution network of the drive safe app remains fully operational and continues as a standalone brand following the close of the acquisition. The FMS safe driving app is intended to do a number of things to keep attention on the road while you’re driving and not on your smart phone. As soon as the FMS app detects that the vehicles wheels are in motion the App will be programmed to automatically shut down all voice and social media for safe, distraction-free driving. On December 9, 2016 the Company acquired a Forty-Nine Percent (49%) Joint-Venture equity/ownership stake in Digital Media Management & Consulting (“DMCC”) a fast-rising digital signage privately-held company headquartered in New York, NY. The DMCC platform supports advanced implementation of electronic sell-through and content advertising supported networks. On September 1, 2017 the Company acquired, from the Company’s CEO, the remaining 51% share of the FMS Safe Driving App. business and IP. The acquisition price was $2 million, payable in cash, convertible promissory note and/or in stock. The cash portion is expected to be financed against the Company’s accounts receivable.

On September 7, 2017, the Company entered into a Settlement Agreement with Livingston Asset Management LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue certain common stock to LAM, in tranches, as necessary, in exchange for the settlement of certain past-due obligations and accounts payable of the Company acquired by LAM (the “LAM Assigned Accounts”). Such past-due obligations and accounts payable contained in the Settlement Amount covered approximately $1.6 million of the Company’s obligations, which LAM had settled with the Company’s creditors at an overall discount of approximately 45%, resulting in a net settlement of approximately $ 886,000. On September 26, 2017, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. On4 Communications, Inc. (the “LAM Action”). The LAM Order provided for the full and final settlement of the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on September 26, 2017.

F-14

Pursuant to the terms of the Settlement Agreement approved under the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) at a forty five percent (45%) discount. The Settlement Agreement provided that the LAM Settlement Shares could be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act. A total of 610 million common shares were issued in various tranches by the Company, which LAM realized total proceeds, net of direct selling costs, of approximately $1.61 million, at an overall average sales price of $ 0.002641 per share. LAM retained 45% of these net proceeds ($ 724,893) as its administrative, legal and handling fees, and the balance of $885,980was used in settlement with outstanding creditors participating in the program.

During the 12 months ended October 31, 2018 the Company began to invest in CogoSense Technology,Inc., a Canadian company, which has developed and is selling an enterprise software solution for smart phones and tablets that detects the driving state of an entire on-the-road vehicle fleet and automatically places those devices into safe mode while driving occurs, to prevent distractions. CogoSense has also developed an individual consumer App. Version , which is a fleet vehicle tracking system to monitor vehicle locations at any time. The Company’s cumulative investment at October 31,2020 amounts to $1,875, 000.

On September 14 2018 the Company announced that it has signed a letter of intent to purchase 75% of a craft Cannabis company called Sifthouse BC for a total consideration of $ 1 million contingent upon Sifthouse BC obtaining a license to distribute Cannabis related product in Canada. Sifthouse is a craft Cannabis company and a new business based in Vancouver. Their plan is to grow highly profitable, specialty blends of cannabis. Terms of financing are being worked out. The Company’s investment to date is $150,000.

2: Summary of Significant Accounting Policies

Basis of Presentation

These annual unaudited financial statements of On4 Communications, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States and contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at October 31, 2020 and at October 31,2019, and the results of its operations and cash flows for the 12 months ended October 31, 2020 and October 31,2019 respectively.

Cash

At October 31, 2021 the Company had a cash balance of $ 93,786 compared with a cash balance of $ 38,415 at October 31,2019.

Accounts Receivable

Accounts receivable arise from the Company’s sales of the safe driving Apps, less payments received to date, and supported by executed sales contracts with customers. At October 31,2020 Management believed that because of the continuing depressed economic outlook for car sales as a direct result of the damaging effects of Covid-19, it was prudent to establish a substantial reserve against its accounts receivable, such that the Company’s accounts receivable balance at October 31,2020 only represents those amounts subsequently collected and/or which management believes are collectible. Accordingly, a reserve of $ 7,315,080 was established against customer accounts receivable balances as of October 31,2020.

Investment in Family Mobile Safety (“FMS”)

On September 1, 2017 the Company acquired, from the Company’s CEO, the remaining 51% share of the FMS Safe Driving App. business and IP. The acquisition price was $2 million, payable in cash, convertible promissory note and/or in stock. The cash portion is expected to be financed against the Company’s accounts receivable. At October 31, 2020 and October 31,2019 the Company reflected an equal non-current liability to the Company’s CEO of $ 2 million.

Investment in CogoSense Technology, Inc.

On August 17,2017 the Company entered into an investment agreement with CogoSense Technology, Inc., a Canadian company that had developed an enterprise software solution for smart phones and tablets that detects the driving state of an entire on-the-road vehicle fleet and automatically places those devices into safe mode while driving occurs, to prevent distractions. CogoSense has also developed an individual consumer App version, which is a fleet vehicle tracking system to monitor vehicle locations at any time. At October 31, 2020 the Company has cumulatively invested a total of $ 1,875,000.

Investment in Sifthouse BC

On September 14, 2018 the Company signed a letter of intent to purchase 75% of a craft Cannabis company called Sifthouse BC for a total consideration of $ 1 million contingent upon Sifthouse BC obtaining a license to distribute Cannabis related product in Canada. Sifthouse is a craft Cannabis company and a new business based in Vancouver. Their plan is to grow highly profitable, specialty blends of cannabis. Terms of financing are being worked out. The Company’s investment through October 31,2020 totals $150,000.

Fixed Assets

The Company has fully depreciated its fixed assets.

F-15

Revenue Recognition

The Company recorded and supported by sales contracts, revenue totaling $ 2,532,560 for the 12 months ended October 31, 2020 arising from the sale of the safe driving Apps. . This compares with sales of $ 5,533,159 for the 12 months ended October 31, 2019. The revenue decline is attributable to the damaging economic effect of Covid-19 since March 2020, when auto distributors were largely required to temporarily close (or significantly reduce) their businesses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (if any) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment Reserve

Management believed that because of the continuing depressed economic outlook for car sales it was prudent to establish a substantial reserve at October 31, 2020 against its accounts receivable, such that the Company’s accounts receivable balance at October 31,2020 of $393,550 equaled only the amount of cash actually collected from customers subsequent to October 31 2020 and/or amounts management believes are collectible. . Accordingly, a reserve of $ 7,315,080 was established against customer accounts receivable balances, less $ 914,385 in sales commission thereon, for a net one-time negative impact on net income of $6,400,695.

Provision for Income Taxes

At this time, no provision for the payment of income taxes is required on the results of the Company’s operations through October 31, 2020. The Company has approximately $ 20 million of net operating losses carried forward to potentially offset taxable income in future years, which expire commencing in calendar 2026.

Current Liabilities

The Company’s liabilities at October 31, 2020 and October 31,2019 are as follows:

Accounts payable and accrued expenses totaled $ 85,120 and $ 81,559 at October 31, 2020 and October 31, 2019. Accrued interest expense on third party debt payable totaled $ 44,030 and $ 23,015 at October 31, 2020 and October 31, 2019, respectively. Notes Payable totaled $41,000 at both October 31, 2020 and at October 31, 2019.

Convertible notes payable amounted to $ 125,000 and $ 153,000 at October 31, 2020 and October 31 2019 respectively. During the 12 Months Ended October 31,2020 the Company converted Notes, plus accrued interest, totaling $34,719 in exchange for the issuance of 434,340,156 common shares. Convertible Loans at October 31,2020 of $ 125,000 represent 12-month convertible notes payable to Machiavelli Ltd LLC, to Carpathia LLC and to J.P. Carey Enterprises, Inc., all of which carry interest at the rate of 12% annum for the first 9 months and 18% per annum thereafter, and are convertible at a rate of 50% of the Company’s common stock based on the lowest closing bid price quoted by OTCMarkets during the 30 day trading period prior to conversion.

3. Amounts Due Related Party

The amounts due related party represent amounts due to the Company’s CEO, Steve Berman, as follows:

	At October 31, 2020	At October 31, 2019
5% loans to the Company	$1,246,473	$1,006,473
Accrued interest thereon	119,848	63,101
	$1,366,321	$1,069,574

Other amounts due related party:
Accrued but unpaid compensation	$670,763	$430,763
Unreimbursed business expenses paid by the CEO	857,933	586,297
Accrued but unpaid sales commissions	916,450	1,514,265
Consideration due to acquire 51% interest in FMS	2,000,000	2,000,000
	4,445,146	4,531,325

Total due related party	$5,811,467	$5,600,899

F-16

4. Contingent Obligations/Liabilities

(2)	The Company entered into an Employment Agreement with Mr. Berman as of March 9, 2016 which provides compensation to Mr. Berman at the rate of $10,000 per month and which grants Mr. Berman the right to acquire up to 50,000,000 of the Company’s restricted common shares at a price of $0.0001 per share, plus the grant of 70,000,000 stock options exercisable at the rate of 2,500,000 common shares per calendar quarter over 7 years at a price equal to the lowest daily trading price in the previous quarter. Through July 31,2017 he was also entitled to receive a profit incentive bonus by way of sales commissions equal to 25% of the value of all new executed contracts, net of any payments to outside services, derived by the Company from such new contracts. Mr. Berman voluntarily agreed to reduce his commission rate commencing August 1, 2017 to 12.5% and his monthly compensation rate was increased to $ 20,000. The Company has the right to terminate Mr. Berman’s Employment Agreement at any time upon payment of 6 months’ salary payable in 16 monthly installments following termination.

(3)	On December 15,2016 LG Capital Funding, LLC (one of the Company’s convertible note holders) commenced an action against the Company claiming that it had been prevented from converting a remaining principal balance of $1,500 and accrued interest thereon of $ 1,013 into common shares of the Company at the then contracted 50% discount to market stock price. A judgement in favor of LG Capital was issued by the Eastern District Court of New York on September 25, 2018. However, this order was appealed and the Company was granted a stay, pending the outcome of a similar case submitted to the Second Circuit of Appeals which pleads that these types of convertible debt contracts are usurious under New York law. In April 2019 the New York Court of Appeals declined to hear the question certified of it – whether loans with terms such as the Note in the Company’s case are void for being usurious. As a result, the federal Court of Appeals lifted the stay in our matter and requested the Company’s appellate brief by May, 2019. The Company’s brief was filed May 20, 2019. LG Capital submitted their opposing brief August 9, 2019 and the Company’s reply brief was submitted at the end of August, 2019. In early January, 2020 the LG Capital case was submitted to a panel of three judges in the Court of Appeals for review. On March 6,2020 a Summary Order was issued by the appellant court affirming the original judgement of the District Court and declining the Company’s appeal. The Company has included in its Accounts Payable at October 31,2020 and at October 31,2019 the sum of $54.543 believed, by management, to be the liability payable by the Company to LG Capital pursuant to this action.

5. Potential Regulation A Financing

On March 12,2019 the Company filed a preliminary Form 1-A with the SEC to raise capital. This initial filing was amended on April 2,2019 and again on November 15,2019. The amended filing called for the issuance of 450,000,000 free trading common shares at an offering price of $ 0.0006 per share, for a gross capital raise of $ 270,000. The offering was reviewed and qualified by the SEC as of December 17,2019. At the date of this filing, no Regulation A stock has yet been subscribed to or issued.

6. Subsequent event

On December 29, 2020 the Company received a Conversion Notice for the conversion of a convertible note payable to J.P.Carey Enterprises, Inc originally issued on December 5,2018 in the amount $20,000. The conversion settles both the outstanding principal of $20,000, the accrued interest of $ 7,186 and the debtholder’s conversion costs of $650, for a total of $27,836. Upon conversion at the conversion rate of $0.0001 per share the noteholder received 278,363,806 common shares, which increased the Company’s issued and outstanding common shares from 4,458,216,019 at October 31,2020 to 4,736,579,825 at the date of this filing.

F-17

7. Covid -19 disclosure

The coronavirus pandemic has adversely affected the Company’s business and is expected to continue to  adversely affect our revenue. This impact on our operations and distribution systems may also impair our ability to  raise capital. There is uncertainty around the duration and breadth of the COVID-19 pandemic and, as a result,  uncertainty on the ultimate impact on our business. Such impact on the Company’s financial condition and operating  results cannot be reasonably estimated at this time, since the extent of such impact is dependent on future developments, which are highly uncertain and cannot be predicted.

F-18

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Certificate of Incorporation (incorporated by reference to our Registration Statement filed on Form SB-2 on August 20, 2004) *	Item 17.2	1A-2A
Certificate of Merger dated May 1, 2009 (incorporated by reference to our Current Report on Form 8- K filed on May 7, 2009) *	Item 17.2	1A-2B
Certificate of Amendment dated May 21, 2009 (incorporated by reference to our Current Report on Form 8-K filed on July 28, 2009) *	Item 17.2	1A-2C
Certificate of Amendment dated March 13, 2012 (incorporated by reference to our Current Report on Form 8-K filed on May 1, 2012) *	Item 17.2	1A-2D
Certificate of Amendment dated November 30, 2012 (incorporated by reference to our Current Report on Form 8-K filed on December 5, 2012) *	Item 17.2	1A-2E
Certificate of Amendment dated July 21, 2021 **	Item 17.2	1A-2F
Bylaws **	Item 17.2	1A-2G
Form of Subscription Agreement **	Item 17.4	1A-4
Employment Agreement with Steve Berman**	Item 17.6	1A-6
Legal Opinion of Matheau J. W. Stout **	Item 17.12	1A-12

 *Filed previously.

** Filed herewith.

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on January 5, 2022.

ON4 COMMUNICATIONS, INC.

By: /s/ Steve Berman

Chief Executive Officer and Director
On4 Communications, Inc.
January 5, 2022

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature By: /s/ Steve Berman Chief Executive Officer and Director On4 Communications, Inc. January 5, 2022

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